SUB-ITEM 77Q3


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A,74U, and 74V.

For period ending  10/31/2006
File number 811-6463
Series No.: 1


72DD 1. Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                     11,764
     2. Dividends for a second class of open-end company shares (000's Omitted)
        Class B                        248
        Class C                        135
        Class R                         52
        Institutional Class          1,745

73A. Payments per share outstanding during the entire current period:
     (form nnn.nnnn)
     1. Dividends from net investment income
        Class A                     0.1765
        Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                     0.0201
        Class C                     0.0201
        Class R                     0.1290
        Institutional Class         0.3098

74U. 1. Number of shares outstanding (000's Omitted)
        Class A                     68,521
     2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                      9,596
        Class C                      7,090
        Class R                        692
        Institutional Class         10,204

74V. 1. Net asset value per share (to nearest cent)
        Class A                      27.85
     2. Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                      25.84
        Class C                      25.86
        Class R                      27.58
        Institutional Class          28.26